Exhibit 99.1

Evofem Biosciences Announces Strong Preliminary Results, Record Phexxi Net Sales for Fiscal 2023

Evofem Delivers Third Consecutive Year of Phexxi Net Sales Growth

Total Operating Expense Reduced More Than 60% from 2022 Levels

SAN DIEGO, CA, February 1, 2024 —Evofem Biosciences, Inc. (OTCQB: EVFM) today announced strong preliminary, unaudited results for fiscal 2023, including record net sales of Phexxi® (lactic acid, citric acid, and potassium bitartrate), its hormone-free contraceptive gel, and the Company’s lowest total operating expenses since becoming a commercial stage company in 2020.

●	Achieved preliminary net product sales in the range of $18.1 to $18.3 million in 2023, an impressive increase compared to 2022 given the 73% reduction in field force and absence of growth capital in 2023.

●	Company reached a key milestone with net product sales higher than sales and marketing expense for 2023.

●	Reduced total operating expense by more than 60% from 2022 levels.

●	Improved loss from operations by more than 75% versus 2022 levels.

“Strong consumer demand for Phexxi and the expansion of coverage and reimbursement enabled us to achieve our third consecutive year of revenue growth,” said Saundra Pelletier, CEO of Evofem Biosciences. “We delivered more than $18 million in net sales for 2023 despite ongoing austerity measures that whittled our sales force down to just 16 and permitted no investment in growing the brand. Our growth testifies to the strength and persistence of Evofem’s current team as well as the loyal users and prescribers of Phexxi nationwide.”

In December 2023, Evofem, a commercial stage women’s health innovator, entered into a definitive agreement to be acquired by Aditxt, Inc. (Nasdaq: ADTX), which Evofem believes is a compelling opportunity to accelerate its growth trajectory, as a subsidiary of Aditxt, into a multi-product women’s health franchise. The companies are working toward a mid-2024 close.

Evofem expects to report full results for the three- and twelve-month periods ended December 31, 2023, in mid-March 2024.

About Evofem Biosciences

Evofem Biosciences, Inc., (OTCQB: EVFM) is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid, and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, without limitation, to Evofem’s expected financial results for 2023 including net sales growth, the result of gross-to-net improvements, and operating expenses; statements, evaluations and judgments related to, among other things, demand for Phexxi; and closing of the contemplated Aditxt transaction and timing thereof. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 27, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 14, 2023 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact

Amy Raskopf

Evofem Biosciences, Inc.

araskopf@evofem.com

Mobile: (917) 673-5775

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